                                                                       Exhibit 8


                              MR. JOHN Q. HAMMONS
                          300 John Q. Hammons Parkway
                                   Suite 900
                          Springfield, Missouri 65806

                               February 25, 2005


CONFIDENTIAL
------------

JQH Acquisition, LLC
152 West 57th Street
56th Floor
New York, NY 10019
Attention: Jonathan Eilian

    Re:  Exclusivity Agreement

Dear Mr. Eilian:

     Reference is made to that certain letter agreement, dated as of February 3, 2005, by and among the undersigned, JQH Acquisition, LLC and GIC Real Estate, Inc., relating to, among other things, certain exclusivity obligations of the undersigned (the "Exclusivity Agreement").

     The undersigned hereby agrees to be bound by the provisions set forth in the second, third, fourth, fifth and seventh paragraphs of the Exclusivity Agreement, which provisions shall be deemed to be incorporated herein by reference, through and including midnight, central standard time on March 10, 2005.


                                   * * * * *

Mr. John Q. Hammons                                                 CONFIDENTIAL
February 25, 2005
Page 2

     If you are in agreement with the terms set forth above, please sign in the space provided below and return an executed copy to the undersigned.



                                        Sincerely,




                                        /s/  John Q. Hammons
                                        ----------------------
                                            John Q. Hammons


ACCEPTED AND AGREED as of
February ___, 2005


JQH Acquisition, LLC


By: /s/ Jonathan Eilian
   ----------------------
      Jonathan Eilian
      Managing Member